Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY PROVIDES SUPPLEMENTARY UPDATE ON 2020 DEVELOPMENT PLANS

AUSTIN, Texas, March 18, 2020 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today provided a supplementary update on its 2020 development program that was outlined on March 9, 2020.

Supplementary Update for 2020 Outlook

•

Parsley is reiterating its baseline capital budget assumption of $30-35 WTI oil price for the remainder of 2020. In this context, Parsley is reducing its 2020 capital budget to less than $1.0 billion, representing a reduction of more than 40% at the midpoint to the Company’s previous $1.6-$1.8 billion budget.

•

Consistent with the Company’s commitment to free cash flow generation and in response to recent commodity price trends, Parsley plans to significantly reduce development activity in 2020. During January and February, Parsley operated 15 development rigs and five frac spreads on average. On March 9, 2020, Parsley announced that it had recently dropped to three frac spreads and had approved plans to drop to 12 rigs as soon as practicable. Over the next several weeks, Parsley plans to further reduce its baseline activity pace to four-to-six rigs and two-to-three frac spreads.

•	Considering the challenging environment, all of Parsley’s executive officers have elected to reduce their respective annual cash compensation by at least 50% when compared to 2019.

•

In the context of $30-$35 WTI oil prices for the remainder of the year, Parsley is now targeting at least $225 million of free cash flow(1), which is an increase of nearly $150 million from the Company’s preliminary target announced on March 9, 2020. Parsley anticipates this enhanced free cash flow will be accomplished through the aforementioned activity reductions, lower service and equipment costs, and incremental downside protection built into the Company’s restructured hedge positions. In a lower oil price environment, Parsley will adjust as needed to preserve its balance sheet.

•

Parsley’s initial 2020 guidance ranges were based on our previously announced development plan, and as such, do not reflect our revised plan and reduced development activity. Parsley will provide more detail on our revised 2020 guidance ranges when we release the company’s first quarter 2020 financial results.

Summary Comment and Outlook

“This is not a time for indecision or half measures,” commented Matt Gallagher, Parsley’s President and CEO. “Parsley has acted swiftly and aggressively to protect its balance sheet and dividend as well as preserve long-term shareholder value in a $30-$35 WTI oil price environment. We are committed to allocating capital based on prevailing market conditions. These activity levels provide for a sustaining and healthy operating model at these prices should they hold long term. Despite having over $1 billion in hedge settlements if oil drops to the low $20s through the end of 2021, we will continue to evaluate unhedged returns when prescribing activity levels. Our work is far from done and our team will continue to be adaptive and responsive in these challenging times.”

Hedging Update

In this lower commodity price environment, Parsley continues to proactively manage its hedge position. The Company has restructured portions of its 2020 hedge position and increased downside protection by adding supplemental hedge positions for 2020 and 2021. Additionally, Parsley’s hedge restructuring since March 4, 2020 has brought in $41 million of cash as well as lowered future deferred premiums by $47 million.

For details on Parsley’s updated hedge position as of March 17, 2020, please see the tables below.

Oil Derivative Positions (2)

	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21
OPTION CONTRACTS:
CUSHING
Swaps - Cushing (MBbls/d)(3)	11.0	11.0	11.0	11.0
Swap Price ($/Bbl)	$57.87	$57.87	$57.87	$57.87
MIDLAND
Three Way Collars - Midland (MBbls/d)(4)	27.0	22.5	17.1	17.1
Short Call Price ($/Bbl)	$61.81	$53.30	$52.29	$52.29
Long Put Price ($/Bbl)	$51.10	$39.38	$36.49	$36.49
Short Put Price ($/Bbl)	$41.10	$29.38	$26.49	$26.49
Put Spreads - Midland (MBbls/d)(5)	1.1	3.3
Long Put Price ($/Bbl)	$50.00	$50.00
Short Put Price ($/Bbl)	$40.00	$40.00
Two Way Collars - Midland (MBbls/d)(6)	2.2	6.6	6.5	6.5
Short Call Price ($/Bbl)	$48.00	$48.00	$48.00	$48.00
Long Put Price ($/Bbl)	$43.00	$43.00	$43.00	$43.00
Swaps - Midland (MBbls/d)(3)	3.3	3.3			5.0	5.0	5.0	5.0
Swap Price ($/Bbl)	$55.20	$55.20			$40.50	$40.50	$40.50	$40.50
MAGELLAN EAST HOUSTON (“MEH”)
Three Way Collars - MEH (MBbls/d)(4)	46.4	51.0	33.9	33.9	13.3	13.2	2.4	2.4
Short Call Price ($/Bbl)	$70.71	$50.92	$51.06	$51.06	$64.38	$64.38	$55.00	$55.00
Long Put Price ($/Bbl)	$56.16	$37.88	$38.03	$38.03	$53.13	$53.13	$40.00	$40.00
Short Put Price ($/Bbl)	$46.16	$27.88	$28.03	$28.03	$43.13	$43.13	$30.00	$30.00
Put Spreads - MEH (MBbl/d)(5)	2.7	8.2	24.5	24.5
Long Put Price ($/Bbl)	$50.00	$50.00	$40.00	$40.00
Short Put Price ($/Bbl)	$40.00	$40.00	$30.00	$30.00
Swaps - MEH (MBbls/d)(3)		4.4	10.8	10.8	52.0	52.0	52.0	52.0
Swap Price ($/Bbl)		$32.52	$41.89	$41.89	$41.17	$41.17	$41.17	$41.17
BRENT
Two Way Collars - Brent (MBbls/d)(6)		3.3	6.5	6.5
Short Call Price ($/Bbl)		$52.10	$52.30	$52.30
Long Put Price ($/Bbl)		$47.10	$47.30	$47.30
Swaps - Brent (MBbls/d)(4)		7.9	6.3	6.3	22.0	22.0	22.0	22.0
Swap Price ($/Bbl)		$44.81	$47.40	$47.40	$44.44	$44.44	$44.44	$44.44

Total Hedged Volumes (MBbls/d)	93.8	121.5	116.5	116.5	92.3	92.2	81.4	81.4

Premium Realization ($MM)(7)	($13.4)	$14.5	$8.5	$8.5	($2.0)	($2.0)	($0.7)	($0.7)

BASIS SWAPS:
Midland-Cushing Basis Swaps (MBbls/d)(8)	18.9	18.9	14.0	14.0
Basis Differential ($/Bbl)	$(1.00)	$(1.00)	$(1.44)	$(1.44)

Gas Derivative Positions (2)

	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21
OPTION CONTRACTS:
WAHA
Swaps - Waha (MMBtu/d)(3)	48.2	48.2	48.2	48.2
Swap Price ($/MMBtu)	$1.08	$0.70	$0.90	$0.86

Total Hedged Volumes (MMBtu/d)	48.2	48.2	48.2	48.2

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, exploration, and production of unconventional oil and natural gas properties in the Permian Basin. For more information, visit the Company’s website at www.parsleyenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Contacts:

Kyle Rhodes

Vice President – Investor Relations

or

Dan Guill

Investor Relations Analyst

ir@parsleyenergy.com

(512) 505-5199

Media and Public Affairs Contacts:

Katharine McAden

Corporate Communications Manager

or

Kate Zaykowski

Corporate Communications Coordinator

media@parsleyenergy.com

(512) 220-7100

(1)

As used in this news release, free cash flow, a non-GAAP financial measure, means net cash provided by operating activities before transaction expenses related to the acquisition of Jagged Peak Energy Inc. (“Jagged Peak”) and changes in operating assets and liabilities, net of acquisitions, less accrual-based development capital expenditures. The Company is unable to present a reconciliation of forward-looking free cash flow because components of the calculation, including changes in working capital accounts, are inherently unpredictable. Additionally, estimating the most directly comparable GAAP measure with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.

(2)	As of 03/17/2020. Prices represent the weighted average price of contracts scheduled for settlement during the period.
(3)	Parsley receives the swap price.
(4)

When the reference price (Midland, MEH, or Brent) is at or above the short call price, Parsley receives the short call price. When the reference price is between the long put price and the short put price, Parsley receives the long put price. When the reference price is below the short put price, Parsley receives the reference price plus the difference between the short put price and the long put price.

(5)

When the reference price is above the long put price, Parsley receives the reference price. When the reference price is between the long put price and the short put price, Parsley receives the long put price. When the reference price is below the short put price, Parsley receives the reference price plus the difference between the short put price and the long put price.

(6)

When the reference price is above the short call price, Parsley receives the short call price. When the reference price is between the short call price and the put price, Parsley receives the reference price. When the reference price is below the put price, Parsley receives the put price.

(7)	Premium realizations represent net premiums paid (including deferred premiums), which are recognized as income or loss in the period of settlement.
(8)	Swaps that fix the basis differentials representing the index prices at which Parsley sells its oil and gas produced in the Permian Basin less the WTI Cushing price.

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